===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           MAXWELL SHOE COMPANY INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                      [LOGO OF MAXWELL SHOE COMPANY INC.]
                           MAXWELL SHOE COMPANY INC.
                        101 Sprague Street, P.O. Box 37
                 Readville (Boston), Massachusetts 02137-0037

                                                              February 26, 1999

Dear Stockholder:

  You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Maxwell Shoe Company Inc. on Thursday, April 8, 1999 at 10:00 a.m., at BankBoston, 100 Federal Street, Boston, Massachusetts 02110. Members of your Board of Directors and management look forward to greeting those stockholders who are able to attend.

  The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.

  It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.

  Your interest and participation in the affairs of the Company are greatly appreciated.

                                          Respectfully,

                                          /s/ Mark J. Cocozza
                                          Mark J. Cocozza
                                          Chairman of the Board and
                                          Chief Executive Officer

                           MAXWELL SHOE COMPANY INC.
                        101 Sprague Street, P.O. Box 37
                 Readville (Boston), Massachusetts 02137-0037

                               ----------------

                   Notice of Annual Meeting of Stockholders
                           To be held April 8, 1999

                               ----------------

To the Stockholders of Maxwell Shoe Company Inc.:

  Notice is hereby given that the 1999 Annual Meeting of Stockholders of Maxwell Shoe Company Inc. will be held at the BankBoston, 100 Federal Street, Boston, Massachusetts on Thursday, April 8, 1999 at 10:00 a.m., for the following purposes:

  1. To elect six directors;

  2. To approve an amendment to the Company's Certificate of Incorporation to eliminate the authorization for the issuance of Class B Common Stock, and;

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only stockholders of record at the close of business on February 22, 1999 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          /s/ James J. Tinagero
                                          James J. Tinagero
                                          Executive Vice President and
                                           Secretary

Readville (Boston), Massachusetts
February 26, 1999

 YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           MAXWELL SHOE COMPANY INC.
                         101 Sprague Street, PO Box 37
                 Readville (Boston), Massachusetts 02137-0037

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 April 8, 1999

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about February 26, 1999 in connection with the solicitation of proxies by the Board of Directors of Maxwell Shoe Company Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at BankBoston, 100 Federal Street, Boston, Massachusetts on Thursday, April 8, 1999, at 10:00 a.m., and any adjournment or postponement thereof. At the Annual Meeting, the Company's stockholders will be asked to elect six directors, to approve an amendment to the Company's Certificate of Incorporation and to vote on such other matters as may properly come before the Annual Meeting.

  Throughout this Proxy Statement, fiscal 1999, fiscal 1998, fiscal 1997 and fiscal 1996 shall represent the fiscal years ending October 31, 1999, October 31, 1998, October 31, 1997 and October 31, 1996, respectively.

Persons Making the Solicitation

  The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company's stockholders. In addition, proxies may be solicited personally or by telephone or facsimile by officers or employees of the Company, none of whom will receive additional compensation therefore. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company's Class A Common Stock.

Voting at the Meeting

  Stockholders of record at the close of business on February 22, 1999 of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock") are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 8,795,899 shares of Class A Common Stock were outstanding and entitled to vote. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote.

  The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining of the presence or absence of a quorum for the transaction of business. The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to count broker non-votes as present or represented for purposes of determining the absence of a quorum for the transaction of business.

  Stockholders do not have the right to cumulate their votes in the election of directors.

Revocability of Proxy

  A proxy may be revoked by a stockholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the stockholders or, if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR the proposed amendment to the Company's Certificate of Incorporation and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxyholders.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of February 22, 1999, information relating to the beneficial ownership of the Company's Class A Common Stock by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Class A Common Stock, by each director, by each of the executive officers named below, and by all directors and executive officers as a group.

                                                      Beneficial Ownership
                                                     As of February 22, 1999
                                                  *****Class A Common Stock*****
                                                  ------------------------------
                                                   Number of              % of
     Name                                          Shares(1)             Class
     ----                                         ----------             ------
     Mark J. Cocozza....................           695,278(2)(3)          7.08%
     James J. Tinagero..................           204,250(2)             2.08%
     Richard J. Bakos...................            26,800                0.27%
     John F. Kelly......................             5,440                0.06%
     Maxwell V. Blum....................           100,000(4)             1.02%
     Stephen A. Fine....................            25,000(5)             0.25%
     Jonathan K. Layne..................            25,000(5)             0.25%
     Malcolm L. Sherman.................            25,000(5)             0.25%
     FMR Corp.(6).......................           758,800                7.73%
     Mellon Bank Corporation(7).........          1,211,96                12.3%
     All officers and directors as a
      group (eight persons).............         1,106,768               11.27%

(1) Each executive officer and director has sole voting and investment power with respect to the shares listed. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where the percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The address of each of the executive officers and directors is 101 Sprague Street, P.O. Box 37, Readville (Boston), Massachusetts 02137-0037.

(2) Gives effect to the issuance of 106,866, and 4,250 shares of Class A Common Stock upon exercise of stock options which are exercisable within 60 days of this filing and held by Mr. Cocozza and Mr. Tinagero respectively.

(3) Gives effect to the issuance of 588,412 shares of Class A Common Stock upon exercise of a currently exercisable stock option held by Mr. Cocozza.

(4) Includes 100,000 share of Class A Common Stock gifted to a private family foundation which is controlled by the named person.

(5) Gives effect to the issuance of 25,000 shares of Class A Common Stock upon exercise of currently exercisable stock options.

(6) This information is based solely on a Schedule 13G dated May 10, 1998 filed with the Securities and Exchange Commission. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(7) This information is based solely on a Schedule 13G dated February 4, 1999 filed with the Securities and Exchange Commission. The address of Mellon Bank Corporation is 500 Grant Street, Pittsburgh, Pennsylvania 15258-0001.

                       PROPOSAL I--ELECTION OF DIRECTORS

  A Board of six directors is to be elected at the 1999 Annual Meeting. The persons named in the Proxy Card as proxies for this meeting will vote in favor of each of the following nominees as directors of the Company unless otherwise indicated by the stockholder on the Proxy Card. Directors elected at the 1999 Annual Meeting will hold office until the next annual meeting of stockholders of the Company, and until their successors are duly elected and qualified, except in the event of their death, resignation, or removal. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.

Nominees

  The nominees for election as directors of the Company are Mark J. Cocozza, James J. Tinagero, Maxwell V. Blum, Stephen A. Fine, Jonathan K. Layne, and Malcolm L. Sherman, all of whom are presently serving as members of the Company's Board of Directors. See "Management-Executive Officers and Directors" for additional information concerning the nominees.

Board of Director's Recommendation.

  The Board of Directors unanimously recommends that stockholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on their Proxy Cards.

                                  MANAGEMENT

Executive Officers and Directors

  The executive officers and directors of the Company are as follows:

                                                                             Executive Officer
        Name           Age                     Position                      or Director Since
        ----           ---                     --------                      -----------------
Mark J. Cocozza         50 Chairman of the Board and Chief Executive Officer       1987
James J. Tinagero       46 Executive Vice President and Secretary                  1996
Richard J. Bakos        51 Vice President and Chief Financial Officer              1993
John F. Kelly           46 Vice President of Operations                            1998
Maxwell V. Blum         73 Director                                                1976
Stephen A. Fine(1)      50 Director                                                1994
Jonathan K. Layne(1)    45 Director                                                1994
Malcolm L. Sherman(1)   67 Director                                                1994

(1) Member of the Audit Committee and of the Compensation and Stock Option Committee.

  Each director holds office until the next annual meeting of stockholders or until his or her successor has been elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

  Mr. Mark J. Cocozza was elected Chairman of the Board and Chief Executive Officer in April 1998. Prior to that he served as President and Chief Operating Officer from October 1993 to April 1998, and served as President of the Mootsies Tootsies division since joining the Company in 1987. Prior to joining the Company, Mr. Cocozza served as President of Sperry Top-Sider division of Stride Rite Corp. Mr. Cocozza has more than twenty years' experience in the footwear industry.

  Mr. James J. Tinagero joined the Company as Executive Vice President in April 1996 and was elected a Director and Secretary in 1998. Mr. Tinagero has served as President and Director of International Sales & Marketing Corporation, a New York based consulting firm for consumer products companies, from 1993 to 1996, as Executive Vice President of Bonaventure Textiles, U.S.A., a women's apparel company from 1992 to 1993, as President of Albert Nipon, a women's designer dress company from 1991 to 1992, and as President of Anne Klein and Company, a designer sportswear company from 1987 to 1991. From 1980 to 1987, he held various executive positions with Stride Rite Corporation.

  Mr. Richard J. Bakos joined the Company in 1987 as Controller and since October 1993 has served as Vice President of Finance and Chief Financial Officer. Before joining the Company, Mr. Bakos was Group Vice President of Finance and Administration for the Bodwell Fashion Group of the Wingspread Corporation. He has more than twenty years' experience in the apparel and footwear industry.

  Mr. John F. Kelly joined the Company in 1993 as Controller and since April 1998 has served as Vice President of Operations. Prior to joining the Company, Mr. Kelly served as director of merchandising and controller for the wholesale division of Stride Rite Corporation.

  Mr. Maxwell V. Blum founded the Company's business in 1949 and served as the Company's Chairman of the Board and Chief Executive Officer since its incorporation in 1976 until April 1998. Mr. Blum has more than fifty years' experience in the footwear industry. Mr. Blum's wife is the first cousin of Mr. Malcolm L. Sherman.

  Mr. Stephen A. Fine, who has served as a member of the Board of Directors of the Company since May 1994, has been a Director, President and Chief Operating Officer of the Biltrite Corporation, a manufacturer of a variety of rubber and plastic products, since 1985, and from 1982 to 1985 Mr. Fine served as Executive Vice-President of Biltrite. From 1970 to 1982, Mr. Fine held various executive positions with American Biltrite Inc. Mr. Fine is also a director of K-Swiss Inc., a manufacturer of athletic footwear.

  Mr. Jonathan K. Layne, who has served as a member of the Board of Directors of the Company since May 1994, has been a partner in the law firm of Gibson, Dunn, & Crutcher LLP since 1987, where he specializes in corporate and securities law matters. From 1979 to 1986 he was an associate of the same law firm. Mr. Layne is also a member of the Board of Directors of Amwest Insurance Group, Inc., an insurance holding company, The Finish Line, Inc., a retailer of brand name athletic and leisure footwear, activewear and accessories, and K-Swiss Inc., a manufacturer of athletic footwear.

  Mr. Malcolm L. Sherman, who has served as a member of the Board of Directors of the Company since May 1994, has served as Chairman of the Board and Chief Executive Officer of EKCO Group Inc., a manufacturer and distributor of household goods, since 1996 and as a member of its Board of Directors since 1994. Mr. Sherman is also a member of the Board of Directors of One Price, Inc., a company engaged in the apparel business, since 1991. Mr. Sherman has served as Chairman of the Board of Steth Tech Corporation, a developer of medical devices from 1990 to 1996, as Chairman of the Board of Advisors of Gordon Brothers, a liquidation and asset based lending firm, from 1993 to 1996, as Chairman of the Board of K. T. Scott Ltd., a company engaged in the home decor business, from 1990 to 1995, as President and Chief Executive Officer of Morse Shoe, Inc., a footwear retailer, from 1992 to 1993, as a member of the Board of Directors of United States Trust Co. from 1980 to 1993, and as a member of the Board of Directors of Compu Chem Labs Inc., a company specializing in drugs of abuse and environmental testing, from 1982 to 1993. In July 1995, K. T. Scott Ltd. filed a petition for bankruptcy under Chapter 11 of federal bankruptcy laws (which case was converted to a Chapter 7 proceeding in November 1995). Mr. Sherman is the first cousin of Mr. Blum's wife.

Meetings and Committees of the Board of Directors

  The Board of Directors held five meetings in fiscal 1998 and all directors attended at least 75% of the meetings of the Board and Committees of which they were members.

  The Board of Directors has two committees. The Audit Committee is comprised of Messrs. Fine, Layne and Sherman. The Compensation and Stock Option Committee is comprised of Messrs. Fine, Layne and Sherman. There is no committee performing the function of a Nominating Committee.

  The Audit Committee held two meetings during fiscal 1998. The responsibilities of the Audit Committee include recommending to the Board the selection of the independent auditors and reviewing the Company's internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the Company's accounting and internal control practices and policies, and the relationship between the Company and its independent auditors, including the availability of Company records, information and personnel.

  The Compensation and Stock Option Committee met four times during fiscal 1998. The Compensation and Stock Option Committee focuses on executive compensation, the administration of the Company stock option and stock purchase plans and making decisions on the granting of discretionary bonuses.

                            EXECUTIVE COMPENSATION

  The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1998, 1997, and 1996 by the persons who served as Chief Executive Officer at any time during the last fiscal year and the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of the last completed fiscal year end and whose salary and bonus exceeded $100,000 in fiscal 1998 ("Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                                            Long Term Compensation
                                                                            ----------------------
                                        Annual Compensation                         Awards
                              -------------------------------------------   ----------------------
                                                                                        Securities
                                                                            Restricted  Underlying
   Name and Principal                                        Other Annual      Stock     Options/
        Position         Year Salary($)    Bonus($)(1)(2)(3) Compensation   Award(s)($)  SAR's(#)
   ------------------    ---- ---------    ----------------- ------------   ----------- ----------
Mark J. Cocozza......... 1998 $485,625         $400,031       $4,537,500(5)     --        75,000
 Chairman of the Board   1997 $446,250         $427,000              --         --           --
 and CEO                 1996 $425,000         $182,000              --         --        60,000

James J. Tinagero....... 1998 $314,500         $247,638              --         --        25,000
 Executive Vice          1997 $271,250         $260,000              --         --        50,000
 President               1996 $126,875(4)      $ 64,000(4)           --         --       150,000

Richard J. Bakos........ 1998 $116,213         $ 20,000              --         --           --
 Vice President          1997 $110,000         $ 15,000              --         --        15,000
 and CFO                 1996 $100,000         $ 15,000              --         --        10,000

John F. Kelly........... 1998 $101,668         $ 25,000              --         --           --
 Vice President--        1997 $ 90,959         $ 13,000              --         --         7,500
 Operations              1996 $ 75,883         $ 12,000              --         --         8,500

Maxwell V. Blum......... 1998 $262,500              --        $  147,181        --           --
 Former CEO and Former   1997 $525,000         $497,000              --         --           --
 Chairman of the Board   1996 $500,000         $212,000              --         --        20,000

(1) The 1998 bonus amounts reflect bonuses earned under the Company's Senior Management Incentive Plan for fiscal 1998 and paid in fiscal 1999.

(2) The 1997 bonus amounts reflect bonuses earned under the Company's Senior Management Incentive Plan for fiscal 1997 and paid in fiscal 1998. For Mr. Cocozza, Mr. Tinagero and Mr. Blum, these bonuses amounted to $392,000, $225,000 and $462,000, respectively.

(3) The 1997 bonus amounts also reflect bonuses earned under the Company's Acquisition Bonus Plan for fiscal 1997 and paid in fiscal 1997. For Mr. Cocozza, Mr. Tinagero and Mr. Blum, these bonuses amounted to $35,000, $35,000 and $35,000, respectively.

(4) Mr. Tinagero joined the Company on April 8, 1996 and the salary and bonus amounts shown reflect payments made from such date through October 31, 1996.

(5) Mr. Cocozza and the Company agreed to terminate, effective as of the completion of the Company's May 1994 initial public offering, a Deferred Incentive Compensation Agreement entered into in 1988 (the "Compensation Agreement"). In exchange for his consent to terminate the Compensation Agreement, Mr. Cocozza was granted a nontransferable option to acquire 888,412 shares of Class A Common Stock at an exercise price of $1.50 per share. In April 1998, Mr. Cocozza partially exercised this option and sold 300,000 shares of Class A Common Stock at a price per share of $17.50.

Employment Agreements

  On April 27, 1998, the Company entered into employment agreements with Messrs. Cocozza and Tinagero. Mr. Cocozza's employment agreement expires on April 27, 2003, subject to automatic renewal each year thereafter unless either the Company or Mr. Cocozza gives the other party six months notice of its or his intention not to renew the agreement. Mr. Cocozza was compensated for the period from April 27, 1998 through the end of fiscal 1998 at an annualized base rate of $525,000. Mr. Cocozza's bonus for the period from April 27, 1998 through the end of fiscal 1998 was determined pursuant to the Company's Senior Management Incentive Plan established by the Company's Compensation and Stock Option Committee. The employment agreement also provides for customary perquisites and the grant on April 27, 1998 of an additional 75,000 stock options, each with an exercise price equal to the fair market value on the date of grant and subject to certain time and stock price performance vesting provisions. In the event of a termination of Mr. Cocozza's employment without Cause (as defined in the agreement) following a Change of Control (as defined in the agreement), Mr. Cocozza will be entitled to receive a cash payment (in addition to any salary or other amounts then due) based on a formula generally intended to result in aggregate payments to Mr. Cocozza equal to three times his average annual compensation (including bonuses and certain other taxable payments) for the five-year period preceding the Change of Control. The payment will be reduced by certain amounts that are taken into account in determining whether Mr. Cocozza would be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code. Mr. Cocozza has agreed that if the employment agreement is terminated prior to its scheduled expiration (or prior to the scheduled expiration of the extended term of the agreement, if any), he will not compete against the Company in the footwear industry for a period of 18 months following the termination of the agreement, subject to certain exceptions.

  Mr. Tinagero's employment agreement expires on April 27, 2001, subject to automatic renewal each year thereafter unless either the Company or Mr. Tinagero gives the other party six months notice of its or his intention not to renew the agreement. Pursuant to this agreement, Mr. Tinagero was compensated for the period from April 27, 1998 through the end of the fiscal 1998 at an annualized base rate of $325,000. Mr. Tinagero's bonuses for the period from April 27, 1998 through the end of fiscal 1998 was determined pursuant to the Company's Senior Management Incentive Plan established by the Company's Compensation and Stock Option Committee. The employment agreement also provides for customary perquisites and the grant on April 27, 1998 of an additional 25,000 stock options, each with an exercise price equal to the fair market value on the date of grant and subject to certain time vesting provisions. If there is a change of control of the Company and if Mr. Tinagero is terminated in connection therewith, he will be entitled to a severance payment equal to his total compensation for the 18-month period immediately prior to the change of control, in addition to the other payments that the Company is obligated to make to Mr. Tinagero in the event he is terminated or deemed to be terminated by the Company without cause (whether or not in connection with a change of control). Mr. Tinagero has agreed that if the employment agreement is terminated prior to its scheduled expiration (or prior to the schedule expiration of the extended term of the agreement, if any) he will not compete against the company in the footwear industry for a period of 12 months following the termination of the agreement, subject to certain exceptions.

Consulting Agreement

  On April 27, 1998, the Company entered into a consulting agreement with Mr. Blum. Mr. Blum's consulting agreement is on a year-to-year basis. Pursuant to this agreement, Mr. Blum provides the Company certain services relating to strategic planning, customer relations and marketing issues, all as requested by the Chief Executive Officer of the Company for up to 240 hours per year (with any additional hours requested by the Chief Executive Officer to be provided at an additional fee of $2,000 per day). In consideration of Mr. Blum providing such consulting services to the Company, the Company provides to Mr. Blum an office, a secretary, reimbursement for business related (including travel) expenses, an automobile allowance and health insurance benefits available to senior executives of the Company under the Company's health plans.

Director Compensation

  Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are each paid $20,000 per annum and an additional $1,000 per meeting for attending regular and special meetings and $500 per meeting for committee meetings of the Board of Directors and are reimbursed for expenses incurred in attending regular, special and committee meetings. Each non-employee director also receives an annual grant of options to purchase 5,000 shares of Class A Common Stock. See "Stock Incentive Plan."

Profit Sharing Plan

  The Company established a 401(k) Profit Sharing Plan effective January 1, 1991. After the attainment of age 21 and the completion of six months of service, an employee becomes a participant in the Plan on the next January 1 or July 1. Contributions made to the Plan by the Company are in the form of 401(k) contributions elected by the participants, and a discretionary profit sharing contribution in an amount determined each year by the Company. The Plan document governing the Plan is in the form of a NABEP Prototype Defined Contribution Retirement Plan and Non-standardized Profit Sharing CODA Adoption Agreement.

              PROPOSAL II--AMENDMENT TO THE COMPANY'S CERTIFICATE
              OF INCORPORATION TO ELIMINATE THE AUTHORIZATION FOR
                       ISSUANCE OF CLASS B COMMON STOCK

  The Board of Directors is seeking stockholder approval to amend the Company's Certificate of Incorporation for the purpose of eliminating the authorization for the issuance of Class B Common Stock pursuant to a covenant contained in Section 6(m) of the Underwriting Agreement dated April 21, 1998 by and among the Company, Lehman Brothers, Inc., Bear Stearns & Co., Inc., BT Alex. Brown Incorporated, Tucker Anthony Incorporated and certain selling stockholders named therein (the "Underwriting Agreement"). Specifically,
Section 6(m) of the Underwriting Agreement provides in relevant part that the Company will seek stockholder approval to amend its Certificate of Incorporation to eliminate the authorization for the issuance of its Class B Common Stock on or prior to its 1999 Annual Meeting of Stockholders.

  On February 8, 1999, the Board of Directors adopted a restatement of the Company's Certificate of Incorporation, including amendments to Sections 1 and 2 of Article IV of the Company's Certificate of Incorporation, subject to stockholder approval at the 1999 Annual Meeting, to eliminate the 10,000,000 authorized shares of the Company's Class B Common Stock, par value of $.01 per share (the "Class B Common Stock"). At the Annual Meeting, the stockholders of the Company will be asked to consider and vote on such proposed restatement and amendment to Sections 1 and 2 of Article IV of the Company's Certificate of Incorporation. Sections 1 and 2 of Article IV of the Company's Certificate of Incorporation, as so amended, are restated in their entirety as follows:

  SECTION 1. Number of Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is twenty-one million (21,000,000) shares, consisting of twenty million (20,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and one million (1,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

  SECTION 2. Common Stock. The Common Stock shall consist solely of two classes designated "Class A Common Stock" and "Class B Common Stock." The authorized number of shares of Class A Common Stock shall be twenty million (20,000,000) and the authorized number of shares of Class B Common Stock shall be zero (0). The Board of Directors of the Corporation may authorize the issuance of shares of Class A Common Stock and shares of Class B Common Stock from time to time subject to the foregoing. The Board of Directors shall have no power to alter the rights with respect to Class A Common Stock or Class B Common Stock.

  The Board of Directors recommends that the stockholders of the Company adopt Proposal II. If Proposal II is approved by the stockholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Restated Certificate of Incorporation with the Secretary of the State of Delaware, which is expected to occur promptly after the Annual Meeting.

  The Board of Directors believes that the elimination of the Class B Common Stock is in the best interests of the Company and its stockholders. Shares of Class B Common Stock were originally issued to Mr. Blum, members of his family and affiliated entities (collectively, the "Blum Family"). All outstanding shares of Class B Common Stock were converted into shares of Class A Common Stock and sold by the Blum Family in a public offering consummated on April 27, 1998. Consequently, none of the 10,000,000 shares of Class B Common Stock authorized by Article IV of the Certificate of Incorporation are currently outstanding. The Board of Directors believes that there is no reason to continue to include in the Certificate of Incorporation the authorization for the Class B Common Stock, and as stated above, the Underwriting Agreement requires the Company to seek stockholder approval to amend its Certificate of Incorporation to eliminate the authorization for the issuance of its Class B Common Stock on or prior to its 1999 Annual Meeting of Stockholders.

Vote Required

  Approval of the proposed amendment to the Company's Certificate of Incorporation will require the affirmative vote of a majority of the votes cast in person or represented by proxy and voting at the meeting. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposed amendment to the Company's Certificate of Incorporation and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Board of Directors' Recommendation

  The Board of Directors has unanimously approved such proposed amendment to the Company's Certificate of Incorporation and recommends that stockholders vote FOR such amendment.

Stock Plan

  The Stock Plan was approved by the Board of Directors and the stockholders of the Company on January 30, 1994. Every employee of the Company or any of its subsidiaries is eligible to be considered for the grant of Awards (as defined below) under the Stock Plan. The Stock Plan authorizes the Committee (as defined below) to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Class A Common Stock, or any other security or benefit with a value derived from the value of the Class A Common Stock. The Stock Plan also provides for the automatic grant of options to nonemployee directors of the Company. See "Nonemployee Director Options."

  The maximum number of shares of Class A Common Stock that may be issued pursuant to Incentive Options granted under the Stock Plan is 1,050,000. As of February 22, 1999, there were 895,200 options granted (75,000 for Nonemployee Directors), 104,257 options exercised, 108,643 options canceled, 682,300 options outstanding, and 263,443 options available for future grant under the Stock Plan. Outstanding options are exercisable at prices varying from $1.00 to $17.50 per share.

  The purposes of the Stock Plan are to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants by providing for or increasing their proprietary interest in the Company, and to attract, retain and motivate the Nonemployee Directors of the Company (as defined below) and further align their interest with those of the Company's stockholders by providing for or increasing the proprietary interest of such directors in the Company.

  The Stock Plan is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). The members of the Committee are appointed by the Board of Directors and serve on the

Committee until replaced. The Committee determines, within the limitations of the Stock Plan, which eligible employees of the Company shall be recommended for Awards under the Stock Plan, the terms and conditions of such grant or sale and the number of shares to be optioned or sold. In addition, the Committee has the sole authority to (i) adopt, amend and rescind rules and regulations for the administration of the Stock Plan, (ii) construe and interpret the Stock Plan, the rules and regulations regarding the Stock Plan, and the agreements evidencing Awards under the Stock Plan, (iii) determine the terms and conditions of the Nonemployee Director Options that are automatically granted pursuant to the Stock Plan, and (iv) to make all other determinations deemed necessary or advisable for the administration of the Stock Plan. Commencing November 1, 1996, option grants have been and will be recommended by the Committee to the full Board for approval in order for such option grants to comply with applicable rules of the Securities and Exchange Commission.

  The Stock Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not required to be qualified under Section 401(a) of the Internal Revenue Code (the "Code").

 Nonemployee Director Options

  Each person who becomes a Nonemployee Director after the effective date of the Stock Plan will automatically be granted, upon becoming a Nonemployee Director, a Nonemployee Director Option to purchase 5,000 shares of Class A Common Stock. Each year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected, each Nonemployee Director will automatically be granted an immediately exercisable option (a "Nonemployee Director Option") to purchase 5,000 shares of Class A Common Stock.

  Each Nonemployee Director Option granted under the Stock Plan will be exercisable in full upon the date of grant of such Nonemployee Director Option. Each Nonemployee Director Option granted under the Stock Plan will expire upon the first to occur of the following: (1) the second anniversary of the date upon which the optionee shall cease to be a Nonemployee Director; or
(2) the tenth anniversary of the Date of Grant of such Nonemployee Director Option.

  Set forth below is information concerning the award of stock options under the Stock Plan and otherwise to the Named Officers in the fiscal year ended October 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  Potential
                               Individual Grants                             Realizable Value at
                         -------------------------------                           Assumed
                                     % of Total                                Annual Rates of
                         Number of    Options              Fair                  Stock Price
                         Securities  Granted to           Market              Appreciation For
                         Underlying  Employees  Exercise Value on              Option Term(4)
                          Options    in Fiscal  or Base  Date of  Expiration -------------------
          Name           Granted(#)   Year(3)   Price($) Grant($)    Date     5%($)     10%($)
          ----           ----------  ---------- -------- -------- ---------- -------- ----------
Mark J. Cocozza.........   75,000(1)   57.69%    $17.50   $17.50   4/27/08   $825,424 $2,091,787
James J. Tinagero.......   25,000(2)   19.23%    $17.50   $17.50   4/27/08   $275,141 $  697,262
Richard J. Bakos........      --         --         --       --        --         --         --
John F. Kelly...........      --         --         --       --        --         --         --
Maxwell V. Blum.........      --         --         --       --        --         --         --

(1) The term of Mr. Cocozza's option is 10 years. With respect to 35,000 option shares, 17% of such options vest on each of the first and second anniversaries of the date of grant and 33% of such options vest on the third and fourth anniversaries of the date of grant. Mr. Cocozza's remaining 40,000 option shares vest only if the Company's Class A Common Stock reaches certain pre-specified target prices. The exercise price for such stock option is equal to the fair market value of the underlying shares on the date of grant.

(2) The term of Mr. Tinagero's stock option is 10 years. Seventeen percent of such options vest on each of the first and second anniversaries of the date of grant and 33% of the options vest on the third and fourth anniversaries of the date of grant. The exercise price for such stock option is equal to the fair market value of the underlying shares on the date of grant.

(3) The total number of stock options granted to employees in fiscal 1998 by the Company was 130,000, each at a per share exercise price from $1.00 to $17.50.

(4) These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises depend on the future performance of the Class A Common Stock, as well as the option holders' continued employment through vesting periods. Therefore, the amounts reflected in this table will not necessarily be achieved.

  Shown below is information with respect to the unexercised options to purchase Class A Common Stock held by the Named Officers as of October 31, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                 Number of
                                                Securities        Value of
                                                Underlying     Unexercised In-
                                                Unexercised       the-Money
                                              Options/SARs at  Options/SARs at
                                                 FY-End(#)      FY End($)(1)
                        Shares
                      Acquired on
                       Exercise      Value     Exercisable/     Exercisable/
        Name              (#)     Realized($)  Unexercisable    Unexercisable
        ----          ----------- ----------- --------------- -----------------
Mark J. Cocozza......   300,000   $4,800,000  574,278/101,134 5,315,123/254,100
James J. Tinagero....         0            0  200,000/25,000  1,150,000/0
Richard J. Bakos.....         0            0   23,500/16,500     66,100/88,275
John F. Kelly........         0            0    6,665/11,835     29,639/70,549
Maxwell V. Blum......    16,850   $  161,925        --               --

(1) Represents the difference between the closing price of the Company's Class A Common Stock on the NASDAQ National Market System on October 31, 1998 ($11.75) and the exercise price of the options.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT

  The Compensation and Stock Option Committee of the Board of Directors (the "Committee") determines executive officers' salaries and bonuses and administers and recommends grant awards under the Stock Plan.

Summary of Compensation Policies for CEO and Executive Officers

  The Company's philosophy is to maintain compensation programs which attract, retain and motivate senior management with economic incentives which are linked to financial performance and increased stockholder value. The key elements of the Company's executive compensation program consist of a base salary, potential for an annual bonus directly linked to overall Company performance and the grant of stock options and other stock incentive awards intended to align executive officer and stockholder economic interests. Generally, in formulating compensation arrangements for executives other than the Chief Executive Officer, the Committee solicits recommendations from the Chief Executive Officer, which it considers, modifies and approves.

 Salaries

  The Committee was formed in May 1994 after the Company's initial public offering. For fiscal 1998, the Committee established salaries at levels that reflect the Committee's assessment of prevailing salary levels among companies in the footwear and related industries and considered each executive's level of responsibility, talent and skills. The base salary of Mr. Cocozza and Mr. Tinagero are subject to the terms of employment agreements between Mr. Cocozza, Mr. Tinagero and the Company, which agreements were approved by the Board of Directors of the Company to become effective simultaneously with the consummation of the Company's public offering in April 1998.

 Performance Bonuses

  The payment of performance bonuses to the Company's executive officers is a significant element of the Company's executive compensation program. Performance bonuses are designed to reward executive officers for the achievement of corporate goals and individual performance in achieving such goals and to compensate executive officers on the basis of the Company's financial results. Performance bonuses during fiscal 1998 were based on specific formulae linked to the financial results of the Company as specified in the Company's Senior Management Incentive Plan. Under this plan, executive officers could earn up to 100% of their salary as a bonus upon the Company attaining predetermined net income and return on asset goals. In fiscal 1998, the percentage of salary paid as a bonus under such plan was 76.2%.

  In addition, an Acquisition Bonus Plan was established during fiscal 1996 pursuant to which eligible executive officers are entitled to receive 1% of the acquisition price for qualifying transactions in which the Company acquires the assets or securities of specified companies. During fiscal 1997, the Company paid five executive officers a total of $140,000 as a result of the completion of the SLJ Retail LLC joint venture transaction. There was no bonus paid in fiscal 1998 under such Acquisition Bonus Plan.

 Stock Incentive Awards

  Stock incentive awards are also an important element of the Company's executive officer compensation program. Such awards are designed to strengthen management's long-term perspective on the Company's performance. Compensation derived from stock options or other stock-based awards are intrinsically related to long term corporate performance and stockholder value. Stock-based incentive awards are awarded at the discretion of the Committee based on a variety of factors, including the executive officer's level of responsibility and such officer's ability to affect stockholder value, as well as the officer's demonstrated past and expected future performances. The Committee also takes into consideration prior stock option awards to the executive officer and the individual's overall equity position in the Company. The Committee believes that stock options and stock ownership by the Company's executive officers, as well as other members of the Company's senior management, other key employees and nonmanagement directors, are an essential element in aligning the interests of these individuals with those of the stockholders and thereby enhancing stockholder value. The grant of 130,000 stock options to a total of five employees was approved by the Committee in fiscal 1998. Each of the options so granted vests and become exercisable incrementally over a four year period. The four year vesting schedule associated with the options assures the long term nature of this incentive compensation tool.

CEO Compensation

  The Committee believes the Chief Executive Officer's compensation should be heavily influenced by the Company's performance. From November 1, 1997 until April 27, 1998, the date of consummation of the Company's public offering, Maxwell V. Blum served as the Chief Executive Officer of the Company. Thereafter, Mark J. Cocozza became Chairman of the Board and Chief Executive Officer in addition to his then existing responsibility as President of the Company. In evaluating the compensation of Mr. Cocozza, the Company's Chief Executive Officer, and the compensation of Mr. Blum, prior to April 27, 1998, the Committee considered the financial results of the Company, the compensation paid to executives in similar positions in the footwear industry, and Mr. Cocozza's and Mr. Blum's contribution to and length of service with the Company. The Committee also considered the substantial equity interest in the Company held by Mr. Cocozza and recognized that this equity interest serves to substantially align Mr. Cocozza's incentives with those of the Company's other stockholders. The Committee also considered this same rationale in determining Mr. Blum's compensation at the beginning of fiscal 1998 since Mr. Blum and Mr. Blum's family held a substantial equity interest in the Company prior to April 27, 1998. Based on these factors, the Committee approved Mr. Cocozza's and Mr. Blum's respective fiscal 1998 base salaries for the respective periods. As discussed above with respect to the payment of performance bonuses, the amount of Mr. Cocozza's and Mr. Blum's bonuses for fiscal 1998 were based on the formula specified in the Company's Senior Management Incentive Plan.

  Beginning in 1994, a federal law generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. One of the exceptions to the deduction limit is for "performance-based compensation." To qualify as "performance-based," compensation payments must be made from a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

  The Committee intends to design the Company's compensation programs to conform with the legislation and adopted final regulations so that total compensation paid to any employee will not exceed $1,000,000 in any one year, except for compensation payments in excess of $1,000,000 which qualify as "performance-based" or are otherwise exempt from the new law. However, the Company may pay compensation which is not deductible in limited circumstance when prudent management of the Company so requires.

Summary

  The Committee believes that the current compensation arrangements provide the Chief Executive Officer and the other executive officers with incentive to perform at superior levels and in a manner which is directly aligned with the economic interests of the Company's stockholders.

                                          COMPENSATION AND STOCK OPTION
                                           COMMITTEE

                                          Stephen A. Fine
                                          Jonathan K. Layne
                                          Malcolm L. Sherman

February 12, 1999

  The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

Compensation Committee Interlocks and Insider Participation

  Messrs. Fine, Layne and Sherman comprise the Compensation and Stock Option Committee.

  Mr. Layne is a partner of the law firm of Gibson, Dunn, & Crutcher LLP, which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company and certain affiliates in the future.

                         STOCK PRICE PERFORMANCE GRAPH

             Comparison of Fifty-Four Month Cumulative Total Return Among Maxwell Shoe Company Inc. Class A Common Stock,
               NASDAQ Stock Market Index and Peer Group Index(1)

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        [PERFORMANCE GRAPH APPEARS HERE]

                COMPARE CUMULATIVE TOTAL RETURN OF COMPANY,
                        PEER GROUP AND BROAD MARKET

Measurement Period           MAXWELL                     NASDAQ
(Fiscal Year Covered)        SHOE CO        PEER GROUP   MARKET INDEX
-------------------          ----------     -----------  ------------
Measurement Pt-  5/18/94     $100           $100         $100
FYE  10/31/94                $ 93.48        $107.67      $105.67
FYE  10/31/95                $ 39.13        $100.73      $125.35
FYE  10/31/96                $ 57.61        $ 80.70      $147.20
FYE  10/31/97                $114.13        $103.87      $192.92
FYE  10/31/98                $102.17        $ 84.92      $218.14

                    ASSUMES $100 INVESTED ON MAY 18, 1994(2)
                          ASSUMES DIVIDENDS REINVESTED

--------
(1) The Company has changed its peer group index from Media General Industry Group 552-Footwear to a group of peer issuers selected by the Company in good faith because the Media General Industry Group 552-Footwear is no longer a published industry index. Hence, the Company has not included the Media General Industry Group 552-Footwear graph in the performance graph above. The peer group index selected by the Company consists of public companies in the women's and children's fashion footwear industry having annual net revenues less than $600 million. Stockholder return for each component issuer in the peer group is weighted to reflect such issuer's market capitalization at the beginning of each period shown. The peer group companies consist of Candie's Inc., Deckers Outdoor Corporation, Kenneth Cole Productions, Inc., Madden Steven, Ltd., Rocky Shoes & Boots, Inc. and The Stride Rite Corporation.

(2) The first day of trading of the Class A Common Stock on the NASDAQ National Market System.

                             CERTAIN TRANSACTIONS

  The following is a description of certain transactions during the fiscal year ended October 31, 1998 in which officers and Directors of the Company and its affiliates or families had a direct or indirect interest.

  Mr. Cocozza and the Company agreed to terminate, effective as of the completion of the Company's May 1994 initial public offering, a Deferred Incentive Compensation Agreement entered into in 1988 (the "Compensation Agreement"). In exchange for his consent to terminate the Compensation Agreement, Mr. Cocozza was granted a nontransferable option to acquire 888,412 shares of Class A Common Stock at an exercise price of $1.50 per share. The number of shares subject to the option and the option exercise price were determined through negotiations between Mr. Cocozza and the Company. The option is exercisable in whole or in part from time to time during a 15-year period beginning on January 26, 1995 (the "Exercisability Date"). If following the Exercisability Date Mr. Cocozza ceases to be employed by the Company for any reason, his option will cease to be exercisable upon the earlier of (i) the stated expiration of the option and (ii) the first anniversary of the date as of which Mr. Cocozza ceased to be employed by the Company. Mr. Cocozza partially exercised such option for 300,000 shares and sold such shares in the Company's public offering consummated in April 1998.

  Prior to its initial public offering in May 1994, the Company was treated for federal and state income tax purposes as a S Corporation under Subchapter S of the Internal Revenue Code and comparable state tax laws. In connection with the Company's reorganization, reincorporation and initial public offering, the Company in March and May 1994 made distributions of S Corporation earnings in the aggregate amount of $20,227,000 of which $4,025,082 was distributed to Mr. Maxwell V. Blum, with the remainder distributed to parties related to Mr. Blum (collectively the "Former Principal Stockholders").

  The Company and the Former Principal Stockholders have entered into a tax indemnification agreement (the "Tax Agreement"). Subject to certain limitations, the Tax Agreement provides for indemnification to the Former Principal Stockholders or to the Company in the event of an adjustment by a taxing authority that shifts federal and certain state income taxes to the Former Principal Stockholders or to the Company, respectively, between periods before and after the date of termination of the Company's status as a S Corporation. The Tax Agreement also provides for certain adjustments to the S Corporation dividends that were paid in connection with the Company's initial public offering in certain circumstances if the Company determines that such amounts differed in the aggregate from the previously undistributed S Corporation earnings.

  The Company entered into arrangements in fiscal 1994 with Mr. Cocozza pursuant to which the Company, under certain circumstances, will be required to register his shares of common stock (including shares issuable upon the exercise of his option) under the Securities Act.

  In fiscal 1994, the Company entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director and executive officer of the Company. The Indemnity Agreements provide that the Company will indemnify the director or officer (the "Indemnitee) against any amounts that he or she becomes legally obligated to pay in connection with any claim against him or her based upon any act, omission, neglect or breach of duty that he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Company; provided that such claim: is not based upon the Indemnitee's gaining any personal profit or advantage to which he or she is not legally entitled; (ii) is not for an accounting of profits made from the purchased or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of any state law, and (iii) is not based upon the Indemnitee's knowingly fraudulent, deliberately dishonest or willful misconduct. The Indemnity Agreements also provide that all costs and expenses incurred by the Indemnitee in defending or investigating such claim shall be paid by the Company in advance of the final disposition thereof unless the Company, independent legal counsel, the stockholders of the Company or court of competent jurisdiction determines that: (i) the Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company; (ii) in the case of any criminal action or proceeding, the Indemnitee had reasonable cause to believe his or her conduct was unlawful; or (iii) the Indemnitee intentionally breached his or her duty to the Company or its stockholders. Each Indemnitee has undertaken to repay the Company for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that he or she is not entitled to indemnification under the Indemnity Agreements.

  The Company believes that the terms of all transactions between the Company and the Former Principal Stockholders, the officers and directors of the Company and Gibson, Dunn & Crutcher LLP, or any of their affiliates, described above or under "Compensation Committee Interlocks and Insider Participation" are no less favorable to the Company than terms that could have been obtained from unaffiliated third parties.

  On April 27, 1998, the Company entered into a consulting agreement with Mr. Blum. See "Executive Compensation--Consulting Agreement."

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

  Ernst & Young LLP was the Company's independent auditors for fiscal 1998. The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Stockholder approval is not sought in connection with this selection. A representative of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if he desires to do so and will respond to questions from stockholders.

                           PROPOSALS OF STOCKHOLDERS

  Proposals which stockholders intend to present at the 2000 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company at its principal offices 101 Sprague Street, Readville (Boston), Massachusetts 02137 no later than October 29, 1999.

                                 MISCELLANEOUS

  The Company's Annual Report to Stockholders for the fiscal year ended October 31, 1998, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

  The Company is not aware of any other business to be presented at the Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ James J. Tinagero
                                          James J. Tinagero
                                          Executive Vice President and
                                           Secretary

Readville (Boston), Massachusetts
February 26, 1999

                                 DETACH HERE

                                     PROXY

                           MAXWELL SHOE COMPANY INC.

                             CLASS A COMMON STOCK
                        ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 8, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1999 Annual Meeting and revoking all prior proxies, constitutes and appoints MARK J. COCOZZA and JAMES J. TINAGERO and each of them (and, if two or more of them act hereunder, by action of a majority of them), attorneys and proxies of the undersigned to represent the undersigned and to vote all shares of Class A Common Stock, $.01 par value, of Maxwell Shoe Company Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (local time) on Thursday, April 8, 1999 at BankBoston, 100 Federal Street, Boston, Massachusetts, and at any adjournment or postponement thereof. All proxies shall be voted as directed, or, if no direction is given, for the nominees named on the reverse side.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE PROXY STATEMENT, FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE THE AUTHORIZATION FOR THE ISSUANCE OF CLASS B COMMON STOCK, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ITEM 3.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE  [SEE REVERSE]
                                                                  [SIDE]

[X] Please mark
    votes as in
    this example.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MAXWELL SHOE COMPANY INC.

1. Election of Directors.
   Nominees:  Mark J. Cocozza, James J. Tinagero, Maxwell V. Blum, Stephen A.
              Fine, Jonathan K. Layne and Malcolm L. Sherman

                 FOR   WITHHELD
                 [_]     [_]

[_] ____________________________________________
    For all nominees except as noted above


2. Proposal to approve an amendment to the Company's Certificate of Incorporation to eliminate the authorization for the issuance of Class B Common Stock.

                 FOR   AGAINST   ABSTAIN
                 [_]     [_]       [_]


3. In the discretion of the proxyholders with respect to any other matter which may properly come before the 1999 Annual Meeting and at any adjournment or postponement thereof. The Board of Directors is presently not aware of any other matters that will be presented at the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please date and sign exactly as your name or names appear hereon. If more than one registered owner, all should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

Signature:                    Date:       Signature:                   Date: